POWER EFFICIENCY CORPORATION

                            ANNUAL PURCHASE AGREEMENT
                               FOR THE PURCHASE OF
                             PERFORMANCE CONTROLLERS
                             ("Purchase Agreement")

                                        PREPARED FOR:
                                 MILLAR ELEVATOR
                                 SERVICE COMPANY
                                    (REVISED)


                                 AUGUST 17,2000



              4220 VARSITY DRIVE, SUITE 3 ANN ARBOR, MICHIGAN 48108
                      TEL (734) 975-9111 FAX (734) 975-9115
                           www.performancecontrol.com

                            ANNUAL PURCHASE AGREEMENT
                               FOR THE PURCHASE OF
                             PERFORMANCE CONTROLLERS
                             ("Purchase Agreement")

1.      DATE AND TERM
This Purchase Agreement is made September 1 2000, and shall apply to orders made according to this Purchase Agreement, from September 1, 2000 and shall continue valid until September l, 2001.

2.      PARTIES
        (a) Millar Elevator Service Company    (the Purchaser)
            1530 Timberwolf Drive
            Holland, Ohio 43528      (the Purchaser's primary place of business)

        (b) Power Efficiency Corporation       (the Supplier)
            4220 Varsity Drive, Suite E
            Ann Arbor, Michigan 48108 (the Supplier's primary place of business)

        Orders applicable to this Purchase Agreement may be made directly by the Purchaser of any of the products listed in Appendix 7 ("Participating Units"), or subsequently added the list by the Parties. The Purchaser shall establish its own ordering procedures with the Supplier.

        The Purchaser and the Supplier shall always communicate directly regarding any specific Order.

3.      APPLICABLE TERMS

        The General Terms and Conditions of Purchase, attache Appendix 2 ("GTC"), shall as apply and the application of any other general terms and conditions is specifically excluded.

4.      SCOPE OF THE PURCHASE AGREEMENT

        The Purchaser shall purchase, via separate Purchase Orders ("Order"), the following Equipment from the Supplier: Performance Controller

        Subject to the quality of the Equipment meeting the requirements of the Purchaser and the availability of the Equipment by the Supplier, the Purchaser shall prefer the purchases of the Equipment from the Supplier.

        Appendix 1 (Specification) is the detailed description of the Equipment.

        Appendix 3 (Technical Documentation) is the list of drawings and other technical documents to be delivered with the Equipment, including the delivery times thereof.

5.      DELIVERY

        The Supplier shall deliver the Equipment to the Purchaser FOB Ann Arbor (INCOTERMS 1990) .

        Supplier shall only be obligated to deliver the Equipment to location designated by Purchaser in Appendix 1, located in the United States. Supplier shall have no obligation to deliver the Equipment to multiple locations or locations outside the United States.

        The Delivery Time (GTC 4) shall be stated on the order transmittal, and calculated from the date of each Purchase Order.

6.      PURCHASE PRICE

        The Purchase Prices for the Equipment shall be as set out in the Price List attached hereto as Appendix 4. The Supplier will incorporate last column pricing throughout each twelve-month period.

        The Purchase Prices shall fully cover the costs for all the obligations of the Supplier and the Supplier shall not be entitled to mark any additional charges, such as packing, cartage, drayage or handling charges or charges for small deliveries.

7.      TIME OF PAYMENT

        Payments shall be made within thirty (30) days calculated from the Delivery of each ordered Equipment subject to the receipt of the Supplier's respective invoice.

8.      VOLUME INDICATIONS

        Any indications as to the volumes of Equipment to be purchased by the Purchaser during the validity of this Purchase Agreement are given as the best estimate only and shall not be construed as legally binding.

9.      DAMAGES (GTC 4.3)

        If the Supplier fails to deliver the equipment at the times specified in
        Article 5 of this Purchase Agreement and on the individual Purchase Orders, and the Purchaser pays or incurs any damages, penalty or other charges for a late delivery or performance under the terms of the Purchase Agreement on account of Supplier's late delivery, Supplier shall immediately indemnify and hold harmless the Purchaser therefore from all such damages and costs.


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10.     GUARANTEE PERIOD (GTC 5.4)

        The Guarantee Period for the Equipment shall be 18 months from Delivery of the equipment, or twelve (12) months after installation, whichever is first. Appendix 6

11.     CONTRACT DOCUMENTS

        In the event of any conflict between the provisions of this document and any Appendix to this Purchase Agreement listed below, or between any two Appendixes, this document shall govern and Appendices shall be interpreted in their numbered order.

        Appendix 1    Specification
        Appendix 2 General Terms and Conditions of the Purchase Appendix 3 Technical Specification Appendix 4 Price List Appendix 5 Example of Purchase Order Form Appendix 6 Warranty Appendix 7 Participating Units

12.     PARTIES REPRESENTATIVES (GTC 8)

        For the Purchaser:   /s/ Rod Hoyving
                             ---------------------------------------------------
                             Rod Hoyving, Vice President

        For the Supplier:    /s/ Stephen L. Shulman, President
                             ---------------------------------------------------
                             Stephen L. Shulman, President


13.     OTHER PROVISIONS

        This Agreement contains all the terms agreed upon between the parties with respect to the subject matter hereof and supersedes all agreements, and communications, whether oral or written, pertaining to the subject of this Agreement. Any modifications to this Agreement may be accomplished only by amendment as accepted by both parties in writing, to be effective from the agreed date.

The parties have executed this Purchase Agreement in two identical copies, one for each party.

WITNESSES:                                  "SUPPLIER"
                                            Power Efficiency Corporation,
                                            a Delaware Corporation

                                       By: /s/ Stephen L. Shulman
--------------------------                 ----------------------
                                           Stephen L. Shulman
--------------------------                  Managing Member


                                            Date: 9/20/00


                                            "PURCHASER"
                                            Millar Elevator Service Company, a
                                            Division of the Schindler Group

                                          By: /s/ Rod Hoyving
--------------------------                    --------------------

--------------------------
                                            Date: 9/1/2000

Appendix 2 - General Terms and Conditions of Purchase ("GTC")

                GENERAL TERMS AND CONDITIONS OF PURCHASE ("GTC")

1. DEFINITIONS

         The following capitalized terms shall have the meanings assigned to them, unless a different definition is assigned to them in the Purchase
         Agreement:

         "Delivery"

                    Completion of the delivery of the Equipment, including successful completion of the specified inspections and tests to insure the equipment meets the requirements set forth in the Purchase Agreement for the quality and workmanship of the equipment.

         "Equipment"

                    The materials, equipment and all necessary documentation to be delivered to the Purchaser by the Supplier, including any specified services to be performed in connection with the Delivery, such as installation and testing of the Equipment. (GTC 3.1).

         "Supplier"

                    "Seller" as referenced on the individual Millar, Inc. Purchase Orders is same as "Supplier".

         "Purchaser"

                    "Buyer" as referenced on the individual Millar, Inc., Purchase Orders is same as "Purchaser".

         "End User"

                    Legal entity responsible for the use of the installed product furnished by Millar, and its subsidiaries.

         "Project Destination"

                    Installed location of the product furnished by Millar, and its subsidiaries.

         "Participating   Units"

                    Business unit within Millar Corporation which participates in the purchase of goods or services covered by the Purchase Agreement.

          "Purchase Agreement"

                    Contract for the purchase of (goods or services) by Millar Corporation, including its subsidiaries.

2. PAYMENT

         2.1      Payment Terms
         Unless otherwise agreed to in Article 7 of the Annual Purchase Agreement, payment shall be made within 30 days after delivery of material and receipt of invoice, (original and one copy), with prices and extended. Supplier shall render separate invoices for each and every shipment. Supplier shall render a monthly statement on a mutually agreeable day of the month following shipment of goods. Under no circumstances shall Purchaser pay any late, interest, carrying or other charges with respect to any amounts invoiced to Purchaser for goods ordered under the Purchase Agreement.

Appendix 3 - Technical Documentation (Shipping Manual)

3. EQUIPMENT

         3.1      Scope of Delivery
         The Equipment shall be completed to meet the Specification attached to the Purchase Agreement ("Specification") and shall be delivered to the Purchaser within the period allowed for the Delivery. The Equipment shall be deemed to include any equipment and services, which are necessary for the Delivery and the intended use of the Equipment, regardless of whether or not it is specifically identified in the specification.

         Individual deliveries may be changed by Purchaser from time to time to correspond with the progress of the projects for which goods are ordered hereunder. Purchaser may change the Delivery date to any date upon (1) thirty days notice for those portions of this order with a Delivery date of six months or less from date of the order. If no Delivery date is shown, Purchaser shall fix a Delivery date by giving Supplier (i) thirty days' notice for deliveries required within the six-month period following said notice, and (ii) sixty days' notice for deliveries required beyond the six-month period following such notice.

         In accordance with Purchase Order, Supplier shall give Purchaser 24 hours notice of all shipments.

         3.2      Modifications
         No change or modification of the Purchase Agreement or General Terms and Conditions shall be made without Purchaser and Supplier's specific written consent.

         The Purchaser shall have the right to request the Supplier to modify the Specification at any time. Any adjustment to the Purchase Price and to the Delivery Time caused by the modification shall be agreed to via a written change order. The rights and obligations of the parties under the Purchase Agreement shall extend to all modifications.

         3.3      Documentation
         The Supplier shall provide the Purchaser with documentation concerning Equipment in accordance with the Purchase Agreement. Upon a reasonable request by the Purchaser, the Supplier shall deliver additional instructions and documentation to enable the orderly use, installation and servicing of the Equipment.

         The Purchaser shall have the right to use all documentation that has been placed at his disposal, for any authorized purpose and to place such documents at the disposal of authorities, the End User, or any other third party, as necessary in such connection.

         Supplier shall accept individual Purchase Orders and agree to the terms hereof. (i) Signing and returning the Acknowledgment Copy of the Purchase Order hereof, or (ii) furnishing Purchaser with any other writing indicating its acceptance, or (iii) performance by Supplier in accordance with the Purchase Order. However, the receipt from Supplier of any acceptance or any document purporting to be an acceptance of the Purchase Order, or receipt of goods shipped or work performed under the Purchase Order or payment therefore, does not constitute an assent by Purchaser to any terms which are different from or additional to the instructions, Terms and Conditions on the Face and Reverse Side of the Purchase Order, unless expressly assented to in writing by Purchaser. The Purchase Order is revocable at any time prior to acceptance. Without limiting the foregoing, Purchaser's receipt of any invoice from Supplier, before or after Supplier's delivery of goods described herein, shall not obligate Buyer to any terms in such invoice which differ from or are in addition to the terms contained herein.

         Notwithstanding anything to the contrary contained herein, no term and condition of any individual Purchase Order shall modify any term and/or condition applicable to Supplier under the Purchase Agreement, including by way of illustration and not limitation the scope of Supplier's obligations for delivery or the Purchase Prices for the Equipment. In the event of any conflict between an individual Purchase Order and the Purchase Agreement, as amended herein, the amended Purchase Agreement shall control.

         3.4      Inspections and quality control
         Both the Purchaser and the End User shall be allowed free access to the facilities of the Supplier at all reasonable times for the purpose of inspecting, expediting, or testing the Equipment and the quality thereof and witnessing tests which may have been agreed upon. The costs of carrying out of any tests and inspections shall be borne by the Supplier. The cost of attending shall be borne by the attending party.

         In addition, if any goods furnished by Supplier shall fail to satisfy the requirements of the specifications, or shall prove to be defective in any respect, Purchaser may, at its option, upon notice to Supplier,
         (i) require Supplier to promptly correct or replace the same at Supplier's expense; (ii) correct or replace or arrange to correct or replace the same, for which Supplier shall reimburse Purchaser immediately upon demand. If Purchaser elects to cancel, Purchaser shall hold any goods in its possession affected by the cancellation at Supplier's risk, to be disposed of in accordance with applicable law, and Supplier shall refund any payments made on account of the canceled goods. Furthermore, in the event any goods furnished by Supplier are or become defective in any respect whatsoever or if Supplier breaches any of its warranties or obligations hereunder, Supplier agrees to indemnify and hold harmless Purchaser from any or all loss, liability, cost or expense (including court costs and reasonable attorney's fees and expense) by reason of any injury or damage, whether direct or indirect, consequential, incidental or otherwise, including all claims of such injury or damage to persons or property, caused by, relating to or arising from such defect or breach.

         No approval of the Supplier's technical documents or drawings, inspection, testing of the Equipment, or supervision of design work or manufacturing, whether by the Purchaser or the End User, shall be construed as implying any limitation on the obligations, representations, warranties and liabilities of the Supplier.

3.5      Safety
         The Equipment shall include all specified safety devices and the Supplier shall ensure that they fully satisfy the requirements of any applicable safety regulations and standards. If any additional safety devices are required, due to a non-compliance with any regulations and standards, they shall be installed at the cost of the Supplier.

         Whenever any work is performed at any facility of the Purchaser or end user, the Supplier shall comply with all applicable safety regulations of the Purchaser or end user and shall follow any other instructions given by the Purchaser concerning safety.

         3.6      Compliance with other laws and regulations
         The Supplier shall also ensure that the Equipment fully complies with any other applicable laws and regulations of an end use location in the United States of America for the installed equipment.

         3.7      Change in Laws
         If any modification of the Specification is necessary due to an unanticipated change in laws after the signing of the Purchase
         Agreement, the Supplier shall request a modification to be made in accordance with Article 3.2.

4. DELIVERY

         4.1      Shipping, Packing, Marking, & Storage
         All shipments are to be made as directed on the front page of the individual Purchase Order. Notices must be sent to consignee. A NOTICE must be sent to Consignee covering carload and truckload shipments within 24 hours of the material being forwarded, giving number of order, kind of material, shipper's name, car number and initials and routing. Enclose shipping memorandum in each package or tack same inside each car door. For less than carload and truckload shipments, indicate order numbers on all material or packages and packing slips and Bins of Lading, in space provided on the blanks of the various railroad, truck and express companies. IMMEDIATELY upon shipping, mail the Purchaser two (2) copies of tally and shipping memorandum.

         The Equipment shall be packed in a manner which is appropriate with regard to the means of transport to be used and the nature of the Equipment and in accordance with any instructions given in the Specification as to the manner, size, weight, etc. of the packing.

         The Equipment shall be clearly marked by the Supplier and carry information concerning the identity of the recipient and the name of the place of destination together with any specific instructions necessary for handling and storage.

         4.2      Early Delivery
         No Equipment should be delivered or performed prior to the time agreed in the Purchase Agreement as the earliest time for delivery without the prior written consent of the Purchaser.

         4.3      Delay by the Supplier
         If Supplier shall fail or refuse to proceed with this order, Purchaser shall have the right to cancel all of any part of this order. If Supplier shall fail to make delivery of all items within the specified times agreed upon in a Purchase Order, Purchaser shall have the right to cancel all or any part of the Purchase Order. Time is of the essence to this contract. If Purchaser instructs Supplier that damages or penalties could be incurred if the goods ordered are not delivered in accordance with Purchaser's instructions at the time of the order, and subsequently Purchaser pays or incurs any damages, penalty or other charge for a late delivery or performance on account of Supplier's late delivery, Supplier shall immediately indemnify and hold harmless Purchaser therefor.

         4.4      Quantity
         The specific quantity ordered on each individual Purchase Order must be delivered in full. Delivery of any unauthorized quantity is subject to Purchaser's rejection, and such goods shall be held at Supplier's risk. Purchaser may return such goods at Supplier's risk, and Supplier shall pay all transportation charges to and from the original destination.

         4.5      Transfer of Title
         The title to all Equipment or parts thereof shall be transferred to the Purchaser when the relevant parts have been obtained, or otherwise identified and separated, by the Supplier, as parts to be used for the purposes of the Purchase Agreement.

         4.7      Transfer of Risk
         The Supplier shall bear the risk of loss of the Equipment until the Delivery of equipment is complete and written acceptance by Purchaser, upon which the risk of loss shall be transferred from the Supplier to the Purchaser.

         4.8      Waiver
         No waiver by Purchaser of any breach of any provision of the order shall constitute a waiver of any other breach or provision. No act, conduct or failure to act of Purchaser shall constitute a waiver of any provision contained herein unless such waiver is in writing, executed by Purchaser and delivered to Supplier.

5. OTHER RESPONSIBILITIES OF THE SUPPLIER

         5.1      Insurance
         Supplier shall at all times and at Supplier's cost, maintain a Comprehensive General Liability Policy including bodily injury and property damage coverage and containing a Broad Form Contractual Liability Endorsement which specifically covers the indemnity under paragraph 7.2 and the obligation Supplier has accepted hereunder. This Comprehensive General Liability Policy shall be specifically endorsed to name Purchaser as an additional insured.

         5.2      Supply of Spare Parts
         The Supplier guarantees the availability of spare parts for the Equipment for at least ten (10) years after Delivery of the Equipment.

         5.3      Special Tools
         No charge shall be made for patterns, pattern equipment, jigs, dies and fixtures or special apparatus used in the manufacture of the Equipment provided by the Supplier.

         5.4      Liability for Defects
         The Supplier guarantees that the Equipment complies in every respect with the requirements of the Purchase Agreement and that they are free from any defect in design, materials, or workmanship. Any non-compliance appearing during the period of time specified in the Purchase Agreement as the period starting from the Delivery of Equipment during which the Supplier shall be liable for any defects in the Equipment ("Guarantee Period"), shall be corrected by the Supplier without delay and without any additional cost to the Purchaser or the End User.

         If any repair under the guarantee obligation is made subsequent to the End User having put the Equipment in service, the guarantee period in respect of the affected Equipment shall be renewed starting from the date when the repair work was approved by the End User.

         Should the Supplier refuse, or fail, to fulfill his guarantee obligation to the Purchaser's, or End User's, satisfaction, within a reasonable period of time, the Purchaser shall be entitled to have repair or replacement carried out at the Supplier's expense. The same right shall accrue to the Purchaser, if in case of urgency the Purchaser finds it inappropriate to wait for the Supplier to carry out the work.

         The Purchaser shall request the consent of the Supplier before carrying out the repair or replacement work, if time permits. If such work has been carried out without the consent of the Supplier, the Supplier will be given opportunity to inspect the repaired or replaced products to evidence the applicability of the Supplier's guarantee liability to such work.

         The guarantee obligation for the Supplier shall not extend to defects proved to have been directly caused by wrong or negligent operation, installation, overloading or inadequate maintenance.

6. BONDS

         The performance bond, if required from the Supplier, shall be issued by any acceptable surety in any agreed form, for the value set in the Purchase Agreement or Purchase Order to secure the performance of the obligations of the Supplier . The Performance Bond shall be valid until the end of the Guarantee Period.

7. LIABILITIES OF THE SUPPLIER

         7.1      Indemnification and Hold Harmless
         The Supplier shall defend, indemnify and hold harmless the Purchaser against losses and claims for injuries or damage to any person or property which may arise out of or in consequence of the performance of any Purchase Agreement or Purchase Order by the Supplier and against all claims, demands, proceedings, damages, costs, charges, and expenses in respect thereof or in relation thereto. Provided that the Supplier's liability to indemnify and hold harmless the Purchaser as aforesaid shall be reduced proportionately to the extent that the act or neglect of the Purchaser, his servants, or agents is proven to have contributed to the said loss, injury, or damage.

         7.2      Patents
         Supplier warrants that the goods furnished under this order do not infringe any patent rights. Supplier shall indemnify and hold harmless Purchaser, its affiliates and their customers from losses, expenses (including attorneys' fees), claims or liability of any nature arising out of the infringement or alleged infringement of any patent on account of the manufacture, sale or use of any goods furnished hereunder except where compliance by Supplier with specifications prescribed by and originating with Purchaser constitutes the sole basis of infringement or alleged infringement. Supplier, at its expense, agrees to defend any suit brought or claim asserted against Purchaser, its affiliates and their customers on account of any such infringement or alleged infringement upon being notified in writing thereof by Purchaser. If the use of such goods is enjoined, Supplier shall at its expense make every reasonable effort to obtain for Purchaser, its affiliates and their customers, a license to continue to use such goods. If after a reasonable time Supplier is unable or fails to obtain such license, Supplier shall, at its expense, either replace such goods with equivalent non-infringing goods or modify such goods in a manner acceptable to Purchaser so that they become equivalent, non-infringing goods. If Supplier fails or is unable to do any of the above, Supplier shall refund to Purchaser the money or other consideration paid therefor.

         7.3      Confidentiality
         All drawings and technical documents submitted by either the Purchaser to the Supplier or the Supplier to the Purchaser (hereinafter
         "Submitting Party") shall remain the exclusive property of the Submitting Party. They may not, without the Submitting Party's express written consent, be utilized by the other party, or copied, reproduced, transmitted or communicated to a third party, except as provided in
         Section 3.3 hereof.

         The other party shall, at the Submitting Party's request, immediately return any copies of the drawings or technical documents held by it at the end of the Guarantee Period.

         Both parties shall ensure that no information regarding the Purchase Agreement is brought to the knowledge of any third party without obtaining prior consent thereto from the other party.

8. MISCELLANEOUS

         8.1      Notices
         Notices shall be deemed to have been validly given if delivered personally in writing, telexed, sent by registered mail, or faxed, followed by a letter copy, to the addresses set forth in the Purchase Agreement or to any other address of which the Parties hereto may have informed to the other Party. A notice or document sent by registered mail shall be deemed to have been received on the 14th day after mailing.

         8.2      The Representatives of the Parties
         All communication between the parties shall be affected through the representatives named in the Purchase Agreement or their substitutes as notified from time to time by either party to the other party. However, all communication concerning any specific Order or Participating Unit shall be affected directly between the Participating Unit and the authorized representative of the Supplier.

         8.3      Amendments
         Amendments to the Purchase Agreement shall only be made in writing with specific reference to the Purchase Agreement and therefore any waiver given by either party to the other in any one instance shall not be deemed an amendment of the Purchase Agreement.

         8.4      Entire Agreement
         The Purchase Agreement and the documents listed in the Purchase Agreement shall constitute the entire agreement between the parties and it shall take precedence over any other document exchanged between the parties before the date of the Purchase Agreement. No document shall be deemed to be included in the Purchase Agreement without a specific reference.

         8.5      Termination
         In addition to any other rights of termination specified in the Purchase Agreement, the Purchaser has a right to terminate the Purchase Agreement in the event that the Supplier is in material breach of his obligations under the Purchase Agreement and has failed to remedy such breach within thirty (30) days of a written demand thereof by the Purchaser. The Equipment failing to meet the specified time and quality requirements shall always be considered a material breach of the obligations of the Supplier.

         Purchaser may cancel all or any part of an order at any time without notice of any kind, after acceptance and before complete delivery is made, upon the happening of any of the following: insolvency of the Supplier, however induced; the application by Supplier for the appointment of receiver, trustee or custodian for Supplier or any part of its assets, the execution by Supplier of an assignment for the benefit of creditors; Supplier becomes insolvent or fails generally to pay its debts as such debts become due.

         Supplier may cancel this Purchase Agreement in the event Purchaser has not paid, within one hundred twenty (120) days of due date of an invoice, any of Supplier's invoices for Equipment previously delivered to Purchaser.

         8.7       Excuse of Performance: Cost of Performance
         The terms and provisions of Section 2-615 of the Uniform Commercial Code notwithstanding, the occurrence or existence of the following events and circumstances shall not excuse Supplier from the performance of any of its obligations hereunder: (i) any adverse change in the cost or availability of raw materials, supplies or work in process from the date of this order to the Date Required; (ii) fires, floods, explosions, accidents or breakdowns; (iii) riots, strikes, slowdowns or other concerted acts of workmen, whether direct or indirect; and (iv) any other cause similar to any of foregoing. Under no circumstances shall Purchaser pay or be liable to Supplier for a price in excess of the price determined in accordance with Appendix 6 (Price List) of the Purchase Agreement hereof due to an increase in Supplier's cost of performance between the date of this order and the time of Supplier's performance thereof unless the Project Designation space on the front page of the Purchase Order is completed and the general contractor(s) or owner(s) of said Project(s) agree(s) to pay such increase.

         8.8      Force Majeure
         The following circumstances shall constitute an event of Force Majeure, provided they arise subsequently to the entering into the Purchase Agreement and could not reasonably have been anticipated by the Supplier at the time: war, mobilization, civil commotion, revolt or riot, government intervention, official strike, and acts of God.

         The Supplier may not invoke any events of Force Majeure unless he can prove that

                  a.) he has taken all reasonable steps to limit the effects and to make good the time lost, during and after the event of Force Majeure,

                  b.) he has, when the circumstances he wishes to invoke as events of Force Majeure have become known to him, within three (3) days given written notice to the Purchaser of the nature and anticipated consequences of the Force Majeure.

         Under no circumstances can a period longer than seven (7) days prior to the written notice be taken into account as an event of Force Majeure, whether known to the Supplier or not.

         8.9      Applicable Law
         APPLICABLE LAWS: SEVERABILITY. Supplier shall comply with the provisions of the Fair Labor Standards Act of 1938, as amended, the Occupational Safety and Health Act of 1970, and all other applicable Federal, state and local laws, regulations, rules and ordinances. This agreement shall be interpreted under the parties' rights and remedies governed by the Uniform Commercial Code of Michigan. Wherever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

         8.10     Settlement of Disputes
         Solutions to any disputes arising in connection with the Purchase Agreement shall be negotiated in good faith between the parties. If a solution cannot be found in mutual negotiations, the disputes shall be finally settled under the rules of American Arbitration Association. The arbitration proceedings shall be held in the City of Southfield, Michigan.

         In addition, either party has a right to submit any dispute, or seek enforcement of any provision of the Purchase Agreement in the local court of the other party at his discretion, shall take precedence over any arbitration proceedings and decision of the court shall be final and binding to the parties.

         8.11     Buy American Act
         If required by the conditions stated in the Purchase Agreement, Supplier must comply with provisions of the Buy American Act (41 U.S.C.
         10) including, but not limited to, Federal Acquisition Regulations 52.225-1, 52.225-3, 52.225-5, as applicable per project specification requirements.

Appendix 3 - Technical Documentation (Shipping Manual)
                                   Appendix 3

                             Technical Documentation


Below is a copy of the abbreviated manual that is shipped enclosed with every Performance Controller. When additional information is required (non Wye/Delta Starter) we direct the installer/seller to contact Performance Control for additional information/wiring diagrams in order to properly install the controller.

                           The Performance Controller
                                  USER'S GUIDE

                   Optimum Performance for AC Induction Motors


                                [GRAPHIC OMITTED]

                           4220 Varsity Drive, Suite E
                               Ann Arbor, MI 48108
                               734.975.9111 phone
                                734.975.9115 fax
                           www.performancecontrol.com


                      (C)2000 Power Efficiency Corporation

                    How the Performance Controller Helps You

Performance Control manufactures high-quality electric motor controllers that manage the magnetic field of AC Induction Motors. The controller is a self-contained, solid-state device that mounts between the AC motor and the existing motor starter. It provides a true ramp-type soft-start and a unique energy saving feature that automatically and continuously updates the motor's magnetic field to match the required load.

The Performance Controller has no effect on motor speed. Therefore, it cannot be considered a variable-speed drive or used in association with one. The controller is updating the energy to the motor only.

The Performance Controller adjusts energy to the AC induction motor so that the motor functions at its optimum efficiency. The controller monitors the phase lag of current and voltage to precisely what the motor requires to maintain the rated speed and torque under the present load. Volts, amps, and watts are decreased thereby reducing your cost of operating the motor.

State-of-the-art electronic circuits constantly sense the workload of the motor. When the actual workload of the motor is lower than the rated load, the sensing circuits reduce the energy (voltage and current) being fed to the motor to the exact level that the motor needs.

The controller circuitry includes a solid-state soft-start that reduces starting inrush current by as much as 50%. Soft starting is a proven method of reducing contactor wear and tear, mechanical starting stress upon bearings and the associated drive train. Additionally, insulation damage and heat buildup, particularly when the motor is "duty-cycled" by an Energy Management System
(EMS) or stopped and started frequently, are reduced as well.

The energy-saving feature increases motor life by lowering the operating temperature of the motor 10(Degree) to 40(Degree)F. The environmental benefits of the Performance Controller can be directly equated to lower carbon and sulfur dioxide emissions, which benefits all of us.

                               System Requirements

o        The motor should be an AC Induction Motor.

o        The controller must be matched to the appropriate line voltage.  (i.e.:
         208, 480, 575 volts).

o The load on the motor should be cyclical and exhibit low power factor for a portion of the cycle.

o The controller should be used in conjunction with an across-the-line starter (please contact Performance Control if starter being used is other than across-the-line for additional information/wiring diagrams).

                              Product Capabilities
The controller will reduce:

o Volts, Amps, Watts, KVA, Heat, Vibration and general wear and tear on motors that fit the application criteria in the SYSTEM REQUIREMENTS section above.

The controller will not reduce or eliminate:

o Single phasing, defective motor insulation, faulty windings, poor lubrication maintenance and problem motors in general.

--------------------------------------------------------------------------------
                                     WARNING

      Equipment is at line voltage when AC power is connected. Pressing the "Stop" push- button does not remove AC main's potential. De-energize and lockout circuit at the panel before installing control equipment.
--------------------------------------------------------------------------------

                                  Installation
The installation process is similar to any ordinary electrical distribution component. All NEC and local codes including licensing, permits, and inspection regulations apply. A few very important instructions are needed:

1. Install the Performance Controller as the last apparatus in the circuit ahead of the motor itself. There should be nothing between the motor and the Performance Controller.

2.       The Performance  Controller is a series device;  that is, wiring should
         consist  of  line  and  load  only.   Control  wiring  is  not  needed;
         communication takes place on the phase conductors.

3. Mark the motor feeders, cut and route to L1, L2, and L3. The remaining three leads from the motor are terminated in T1, T2, and T3 as shown below.

4. Check to ensure that capacitors, if installed, are connected on the line side of the controller

                               [GRAPHIC OMITTED]


   The above wiring diagram is for an across-the-line starter. If the starter being used on your application is other than across-the-line, please contact
         Performance Control for additional information/wiring diagrams.

                             Pre Start-Up Procedure


o        Clean out all metallic particles and foreign matter.

o        Check all connections for tightness.

o Check to ensure line voltage is the same voltage the controller is rated for.

                              Set-Up and Operation

Once the Performance Controller has been properly installed and has passed a routine electrical inspection, we are ready to energize and make adjustments for operation. Set-up of the Performance Controller is accomplished with two adjustments outlined on these two pages:



1. Soft-start adjustment determines the amount of soft-start (time to voltage) applied to the voltage. Do not apply long duration soft-starts to loaded motors.

2. "Energy" (motor matching) is the adjustment to each motor's unique characteristics and to the application. This is where energy savings are dialed in.

                               [GRAPHIC OMITTED]

                   Starting the Controller for the First Time

1. With the Performance Controller in "bypass" (on position), start the motor and check for proper rotation.

2. Continue to monitor for unusual events. If motor start-up confirms no problems, continue to step 3.

3.       Turn off power to the motor with the starter. (de-energize)

4. Place the Performance Controller in "service" by turning the bypass switch to the "Normal" (off). (Never SWITCH TO AND FROM BYPASS WHILE THE MOTOR IS RUNNING.)

5. Adjust the "Soft-Start" to "25(Degree)" or lower if the motor labors to start. Do not apply long duration soft-starts to loaded motors.

6.       Adjust the "Energy" to "Min."

7.       Start the motor.

8. While monitoring the voltage meter on the panel of the Performance Controller, continue to monitor for unusual events.

9. Once the motor has run without event for five to ten minutes, gradually increase the "Energy" adjustment. While the motor is running, increasing the "Energy" adjustment decreases the voltage and current to the motor. This is the reduction of motor losses (energy savings). If you reduce the "Energy" too much, the motor will "chatter" or "buck". Once the voltage needle starts to bounce (even slightly) you have gone too far. Decrease the adjustment knob until the voltage needle stabilizes.

         If you do not see a bounce in the voltage meter, use an ammeter clamped to the primary side of the Performance Controller. While increasing the "Energy" adjustment, amperage will go down. As amps continue to fall, you will come to a point where amps again start to rise, decrease the adjustment at this point slightly and you have properly adjusted the Performance Controller.

10. Close and secure the cabinet, making sure that the machine operators and maintenance personnel have been notified of the installation of the Controller and its operation procedures.

                                  A. Operation

The Performance Controller is fully automatic and will provide many years of service. A monthly check of the voltage meter is all that is required to ensure trouble-free operation.

While the Performance Controller is operating, the following condition is normal: The voltage meter is rising and falling as the motor loads and unloads.

                                    Warranty

Seller warrants to Purchaser that any products provided by Seller hereunder are free from defects in material and/or workmanship under normal use and operation during the warranty period stated herein. If any products provided hereunder prove to be defective in material and/or workmanship within eighteen months from date of sale, provided conditions of operation have been normal at all times, and that the product has not been subjected to abnormal stresses, including but not limited to, such causes as incorrect primary voltage and frequency or improper ventilation, nor will this Warranty be extended to any product which has been subject to misuse, negligence, accident, improper installation or operation, not does it extend to any product which has been repaired or altered by any party other than the Seller. Seller, if promptly notified thereof in writing, will correct such defect at Seller's own expense, at Seller's option, repairing or replacing the defective products.

Claims for defective products shall be subject to verification by an authorized employee of the Seller.

No products shall be returned to Seller without prior written consent. Products, which Seller consents to have returned, shall be shipped prepaid F.O.B. Seller's factory, or other location designated by Seller. Seller shall not assume responsibility or accept invoices for unauthorized repairs or alterations to its products, even though defective. Any replacement or repaired product furnished under this Warranty shall be warranted by Seller for the balance of the Warranty period and under the same Warranty conditions as applicable to the original product.

The   foregoing   Warranty  does  not  apply  to   experimental,   prototype  or
developmental products.

Seller makes no warranty on products manufactured by others, which are resold by Seller. Seller shall use its best efforts to obtain from each such product manufacturer, in accordance with the manufacturer's warranty or customary practice, the repair or replacement of products, which prove defective in material and/or workmanship.

The foregoing Warranties shall apply to controllers, who are repaired by the Seller, except that the Warranty is limited to that portion of the product that was repaired or replaced. This Warranty is in lieu of any other right or remedies. In no event shall the Seller be liable for any special indirect consequential or incidental damages.

Seller shall pay transportation charges for controllers returned to Seller and delivered to Buyer only if Seller is responsible under the terms of this Warranty. Buyer shall notify Seller, in writing, of any intention to return an allegedly defective product. Buyer shall give such advance notification to allow Seller to arrange for shipment, should Seller so desire.

In no event shall seller or its suppliers be liable for any special, indirect, incidental or consequential damages including, but not limited to loss of profit or revenues, loss of use of the products provided or any associated products or equipment, cost of capital, cost of substitute products or equipment, facilities, downtime expenses, or claims of purchaser's customer for such costs.

WARNING: Improperly installing and/or maintaining these products can result in death or serious personal injury. Before attempting installation or maintenance, read and understand all instructional materials related to the product. This
Warranty is published solely for information purposes and should not be considered all-inclusive. If further information is required, consult Power Efficiency Corporation at (734) 975-9111.

Appendix 6 - Warranty




                         PERFORMANCE CONTROLLER WARRANTY

Seller warrants to Purchaser that any products provided by Seller hereunder are free from defects in material and/or workmanship under normal use and operation during the warranty period stated herein. If any products provided hereunder prove to be defective in material and/or workmanship within eighteen months from date of sale, provided conditions of operation have been normal at all times, and that the product has not been subjected to abnormal stresses, including but not limited to, such causes as incorrect primary voltage and frequency or improper ventilation, nor will this Warranty be extended to any product which has been subject to misuse, negligence, accident, improper installation or operation, not does it extend to any product which has been repaired or altered by any party other than the Seller. Seller, if promptly notified thereof in writing, will correct such defect at Seller's own expense, at Seller's option, repairing or replacing the defective products.

Claims for defective products shall be subject to verification by an authorized employee of the Seller.

No products shall be returned to Seller without prior written consent. Products, which Seller consents to have returned, shall be shipped prepaid F.O.B. Seller's factory, or other location designated by Seller. Seller shall not assume responsibility or accept invoices for unauthorized repairs or alterations to its products, even though defective. Any replacement or repaired product furnished under this Warranty shall be warranted by Seller for the balance of the Warranty period and under the same Warranty conditions as applicable to the original product.

The   foregoing   Warranty  does  not  apply  to   experimental,   prototype  or
developmental products.

Seller makes no warranty on products manufactured by others, which are resold by Seller. Seller shall use its best efforts to obtain from each such product manufacturer, in accordance with the manufacturer's warranty or customary practice, the repair or replacement of products, which prove defective in material and/or workmanship.

The foregoing Warranties shall apply to controllers, who are repaired by the Seller, except that the Warranty is limited to that portion of the product that was repaired or replaced. This Warranty is in lieu of any other right or remedies. In no event shall the Seller be liable for any special indirect consequential or incidental damages.

Seller shall pay transportation charges for controllers returned to Seller and delivered to Buyer only if Seller is responsible under the terms of this Warranty. Buyer shall notify Seller, in writing, of any intention to return an allegedly defective product. Buyer shall give such advance notification to allow Seller to arrange for shipment, should Seller so desire.

In no event shall seller or its suppliers be liable for any special, indirect, incidental or consequential damages including, but not limited to loss of profit or revenues, loss of use of the products provided or any associated products or equipment, cost of capital, cost of substitute products or equipment, facilities, downtime expenses, or claims of purchaser's customer for such costs.

WARNING: Improperly installing and/or maintaining these products can result in death or serious personal injury. Before attempting installation or maintenance, read and understand all instructional materials related to the product. This
Warranty is published solely for information purposes and should not be considered all-inclusive. If further information is required, consult Power Efficiency Corporation at (734) 975-9111.

Appendix 7 - Available Units

                Performance Controller Units Available for MILLAR


        PEC Model #               Voltage          Horsepower           F.L.A.
      PC3-20-10-11-28             208/230              10                 28
      PC3-20-15-11-42             208/230              15                 42
      PC3-20-20-11-54             208/230              20                 54
      PC3-20-25-11-68             208/230              25                 68
      PC3-20-30-11-80             208/230              30                 80
      PC3-20-40-11-104            208/230              40                104
      PC3-20-50-11-130            208/230              50                130
      PC3-46-10-11-14             460/480              10                 14
      PC3-46-15-11-21             460/480              15                 21
      PC3-46-20-11-27             460/480              20                 27
      PC3-46-30-11-40             460/480              30                 40
      PC3-46-40-11-52             460/480              40                 52
      PC3-46-50-11-65             460/480              50                 65
      PC3-46-60-11-77             460/480              60                 77

         *        All units come standard with internally mounted voltage meter.